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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of Internet Pictures Corporation of our report dated January 25, 2000, except for
Note 16, which is as at March 31, 2000 and Note 1, paragraph 2, which is as of May 2, 2000 relating to this financial statements of PictureWorks Technology, Inc., which appears in this Registration Statement on Form S-1. We also consent to the reference to us under the heading "Experts" in this Registration Statement on Form S-1 of Internet Pictures Corporation.


/s/ PricewaterhouseCoopers LLP
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    PricewaterhouseCoopers LLP


San Jose, California
May 2, 2000